Exhibit 99.1

ST. BERNARD SOFTWARE REPORTS ITS FOURTH QUARTER AND YEAR
ENDED 2008 FINANCIAL RESULTS

SAN DIEGO, CA, March 5, 2009 -- St. Bernard Software, Inc. (OTC BB:SBSW.OB - News), a leader in Web security appliances, today announced preliminary, unaudited financial results for its fourth quarter and year ended December 31, 2008. The company cautioned that its final results could be subject to change based on adjustments in connection with the audit of its 2008 financial statements.

2008 Highlights:

•	Subscription revenues from core products increased 14%.

•	Appliance revenues from core products increased 28%.

•	Q4 2008 revenues of $5.1 million exceeded guidance range of $4.6 - $4.8 million.

•	Cost of sales decreased 31%.

•	Operating expenses decreased 48%.

•
Executed on the cost reduction and right-sizing strategy to align the company’s cost structure with the new company strategy and operating plan resulting in an 85% reduction of operating loss compared to 2007.

•	Achieved positive cash flow of $754,000 for 2008 and $1.3 million for Q4 2008.

•	Accounts payable decreased $1.8 million.

“2008 was focused on operationally aligning our business around our core competencies and business strategy”, said Lou Ryan, CEO of St. Bernard Software. “The company went through a significant and necessary cost reduction and right-sizing effort to more properly align the cost structure with the size and focus of the company. We became cash flow positive in June of 2008 and have maintained our cash flow positive status during the third and fourth quarters, resulting in over $1.5 million in positive cash flow during the last six months of the year.  We believe our focused strategy and streamlined operations will allow us to be successful within this challenging macro-economic environment.”

Financial Results

Revenue in the fourth quarter was $5.1 million which exceeded the $4.6 to $4.8 million guidance previously provided. Revenue for the year ended December 31, 2008 was $18.0 million, a decrease of $1.1 million or 6% compared to 2007. The decrease is due primarily to the sale of our UpdateEXPERT and Open File Manager products lines in January and August 2007 resulting in lower revenues of $3.5 million, offset by an increase of $2.4 million, or 16%, associated with our iPrism products. The following will detail our core products revenue results compared to our 2007 results which exclude the $3.5 million in revenues from Update Expert and Open File Manager products from 2007 core business revenues.

Subscription revenues were $3.7 million for Q4 2008, which was up from core business subscription revenues of $3.3 million in Q4 2007 resulting in a 12% growth quarter over prior year quarter. Subscription revenues were $13.9 million for fiscal year 2008, which was up from core business subscription revenues of $12.2 million for fiscal 2007 resulting in a 14% growth year over prior year.  We anticipate subscription revenues to grow through new customer acquisition and growth within our existing customer base.

Appliance revenues were $1.4 million for Q4 2008, up from $911,000 in Q4 2007 resulting in a 54% increase quarter over prior year quarter, and $4.1 million for fiscal year 2008, up from $3.2 million in fiscal year 2007 resulting in a 28% increase year over prior year. Appliance revenues fluctuate significantly from quarter to quarter based on new sales growth as well as up-sale of new appliances to our existing customer base.  We anticipate growth in appliance revenues from new and upsell activities during 2009.

Total gross margin was $3.7 million for Q4 2008, compared to $1.8 million in Q4 2007 resulting in a 106% growth quarter over prior year quarter. Total gross margin was $13.1 million for the year ended December 31, 2008, which is up from $11.9 million in the year ended December 31, 2007 resulting in a 10% growth year over prior year.  It is important to note that our gross margin can fluctuate significantly depending on the number of appliance sales that occur during the period as these products have a lower gross margin compared to our other subscription services.

Operating expenses were $4.1 million in Q4 2008, which is down from $5.5 million in Q4 2007 resulting in a 25% decrease quarter over prior year quarter.  Operating expenses were $15.8 million in fiscal year 2008, which is down from $30.5 million in fiscal year 2007 resulting in a 48% decrease year over prior year.  The decrease is a result of the substantial cost restructuring that has taken place over the past year.  This decrease is throughout all operating expenses and we anticipate future quarter’s operating expenses to be closely in line with our Q4 2008 results.  In addition, loss from operations was $413,000 in Q4 2008, down significantly from $3.7 million in Q4 2007 resulting in an 89% improvement quarter over prior year quarter.  Loss from operations was $2.7 million in fiscal year 2008, which is down significantly from $18.6 million in fiscal year 2007 resulting in an 85% improvement year over prior year. The decrease in the operating loss was mainly attributable to a $14.7 million decrease in operating expenses, which included an asset impairment charge of $3.3 million to write-down the intangible assets related to the acquisition of AgaveOne to zero.

Sales and marketing expenses were $1.9 million in Q4 2008, which is down from $3.1 million in Q4 2007 resulting in a 39% decrease quarter over prior year quarter.    For the years ended December 31, 2008 and 2007, sales and marketing expenses were $7.6 million and $13.4 million, respectively, resulting in a 43% decrease year over prior year.   The decrease was primarily a result of lower salaries and wages and discretionary marketing spending associated with our cost restructuring.

Research and development expenses were $815,000 in Q4 2008, which is down from $1.2 million in Q4 2007 resulting in a 32% decrease quarter over prior year quarter.  Research and development expenses were $2.9 in fiscal year 2008, which is down from $6.0 million in fiscal year 2007 resulting in a 52% decrease year over prior year.  The decrease was primarily a result of the reduction in headcount associated with the sale of Open File Manager products as well as some downsizing associated with our cost restructuring.  We anticipate our research and development expenses to increase slightly as we extend the core functionality and features within our core products.

General and administrative expenses were $1.4 million in Q4 2008, an increase of 8% from $1.3 million in Q4 2007.  For the years ended December 31, 2008 and 2007, general and administrative expenses were $5.3 million and $7.9 million, respectively, a 33% decrease year over prior year.  The decrease was primarily a result of the reduction in headcount associated with our cost restructuring, lower audit and compliance costs, and lower amortization of intangibles offset by an increase in stock based compensation.  We anticipate our general and administrative expenses for 2009 to decline compared to the 2008 results.

In Q4 2008, stock-based compensation expense was $214,000, compared to $47,000 in Q4 2007, resulting in a 355% increase quarter over prior year quarter due to expired / forfeited stock options for key employees during Q4 2007.  For the year ended December 31, 2008, stock-based compensation expense was $882,000, compared to $888,000 for the comparable period in 2007.

Loss per share for 2008 was $0.16, a decrease of $0.35 compared to 2007. The decrease in the basic and diluted loss per share was primarily attributable to a decrease in operating expenses of $14.7 million and a year over year decrease in the gain on the sale of assets for the year ended December 31, 2008 of $0.6 million compared to $11.3 million for the same period in 2007.

St. Bernard greatly improved its liquidity throughout 2008 resulting in a cash provided by operations of $1.4 million for the quarter ended December 31, 2008, compared to cash used in operations of $1.9 million for the same quarter ended in 2007.  Cash used in operations was $0.5 million and $11.6 million for the years ended December 31, 2008 and 2007, respectively. The net decrease in use of cash for the fiscal year 2008 versus 2007 was due to our operational transformation and focused business strategy. St. Bernard Software ended 2008 with a cash balance of $2.1 million which is up from $1.3 million at the end of 2007.

Business Outlook

Mr. Ryan added, “We are cautiously optimistic about 2009 and our management team has a solid hold on our business operations. We know that we are well positioned to grow our business during this challenging economic environment.  We are committed to a focused technology roadmap and are confident that we will be able to offer complimentary products and services that our customers demand.

About St. Bernard

St. Bernard Software develops and markets Internet security appliances and services that empower IT professionals to effectively, efficiently and intelligently manage their enterprise's Internet-based resources. Originally founded in 1995 as a market-leader in data security with its flagship product, Open File Manager(TM), the company is now recognized for delivering today's #1 Web filtering and security appliance, iPrism®. With millions of end users worldwide in more than 5,000 enterprises, educational institutions, SMB, and government agencies, St. Bernard strives to deliver simple, high performance solutions that offer excellent value to our customers.

Based in San Diego, California, St. Bernard (OTC BB:SBSW.OB - News) markets its solutions through a network of value added resellers, distributors, system integrators, OEM partners and directly to end users. For more information about St. Bernard Software, visit www.stbernard.com.

©2009 St. Bernard Software, Inc. All rights reserved. The St. Bernard Software logo, LivePrism, iPrism, and iGuard are trademarks of St. Bernard Software, Inc. All other trademarks and registered trademarks are hereby acknowledged.

Safe Harbor Statement

This press release may contain forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, among other things, any projections of earnings, revenues (including where the underlying contract has already been signed), or other financial items; any statements of the plans, strategies, and objectives of management for future operations; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include, among other things, performance of contracts by customers and partners; employee management issues; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; and the difficulty of keeping expense growth at modest levels while increasing revenues. Announcements of contract awards should not be interpreted as reflecting revenue in any particular period and may relate to revenue recorded in prior periods. These and other risks and factors that could cause events or our results to differ from those expressed or implied by such forward-looking statements are described in our most recent annual report on Form 10-KSB, as well as other subsequent filings with the Securities and Exchange Commission. We assume no obligation and do not intend to update these forward-looking statements.

Contact:
St. Bernard Software

     Louis E. Ryan
     St. Bernard Software
     Chief Executive Officer / Chief Financial Officer
     (858) 524-2038
     Lryan@stbernard.com

St. Bernard Software, Inc.

Consolidated Balance Sheets

	December 31, 2008	December 31, 2007

Assets

Current Assets
Cash and cash equivalents	$2,051,000	$1,297,000
Accounts receivable - net of allowance for doubtful accounts of
$52,000 and $59,000 in 2008 and 2007, respectively	3,170,000	3,255,000
Inventories - net	364,000	158,000
Prepaid expenses and other current assets	381,000	440,000

Total current assets	5,966,000	5,150,000

Fixed Assets - Net	828,000	1,301,000

Other Assets	281,000	215,000

Goodwill	7,568,000	7,568,000
Total Assets	$14,643,000	$14,234,000

Liabilities and Stockholders’ Deficit

Current Liabilities
Short-term borrowings	$2,462,000	$1,566,000
Accounts payable	1,270,000	3,026,000
Accrued compensation expenses	1,361,000	1,188,000
Accrued expenses and other current liabilities	518,000	92,000
Warranty liability	195,000	314,000
Current portion of capitalized lease obligations	147,000	153,000
Deferred revenue	10,469,000	9,589,000

Total current liabilities	16,422,000	15,928,000

Deferred Rent	118,000	232,000

Capitalized Lease Obligations, Less Current Portion	22,000	170,000

Deferred Revenue	7,152,000	5,860,000
Total liabilities	23,714,000	22,190,000

Commitments and Contingencies

Stockholders’ Deficit
Preferred stock, $0.01 par value; 5,000,000 shares
authorized; no shares issued and outstanding	-	-
Common stock, $0.01 par value; 50,000,000 shares authorized;
14,783,090 and 14,760,052 shares issued and outstanding in
2008 and 2007, respectively	148,000	148,000
Additional paid-in capital	40,308,000	39,079,000
Accumulated deficit	(49,527,000)	(47,183,000)
Total stockholders’ deficit	(9,071,000)	(7,956,000)
Total Liabilities and Stockholders’ Deficit	$14,643,000	$14,234,000

		St. Bernard Software, Inc.

		Consolidated Statements of Operations

	Quarters ended December 31,		Years ended December 31,
	2008	2007	2008	2007

Revenues
Subscription	$3,666,000	$3,250,000	$13,916,000	$14,205,000
Appliance	1,383,000	911,000	4,051,000	3,160,000
License	13,000	43,000	31,000	1,711,000
Total Revenues	5,062,000	4,204,000	17,998,000	19,076,000

Cost of Revenues

Subscription	536,000	906,000	2,194,000	3,918,000
Appliance	867,000	1,458,000	2,715,000	3,194,000
License	6,000	15,000	11,000	70,000
Total Cost of Revenues	1,409,000	2,379,000	4,920,000	7,182,000

Gross Profit	3,653,000	1,825,000	13,078,000	11,894,000

Sales and marketing expenses	1,868,000	3,065,000	7,577,000	13,387,000
Research and development expenses	815,000	1,170,000	2,943,000	5,976,000
General and administrative expenses	1,383,000	1,299,000	5,280,000	7,858,000
Impairment expense	-	-	-	3,262,000
Total Operating Expenses	4,066,000	5,534,000	15,800,000	30,483,000

Loss from Operations	(413,000)	(3,709,000)	(2,722,000)	(18,589,000)

Other (Income) Expense
Interest expense - net	95,000	51,000	625,000	196,000
Gain on sale of assets	1,000	146,000	(563,000)	(11,284,000)
Other income	(8,000)	81,000	(443,000)	(26,000)
Total Other Income	88,000	278,000	(381,000)	(11,114,000)
Loss Before Income Taxes	(501,000)	(3,987,000)	(2,341,000)	(7,475,000)

Income tax expense	-	(38,000)	(3,000)	(42,000)
Net Loss	$(501,000)	$(4,025,000)	$(2,344,000)	$(7,517,000)
Loss Per Common Share - Basic and Diluted	$(0.03)	$(0.27)	$(0.16)	$(0.51)
Weighted Average Shares Outstanding	14,777,656	14,769,567	14,777,656	14,769,567

St. Bernard Software, Inc.

Consolidated Statements of Cash Flows

	Quarters ended December 31,		Years ended December 31,
	2008	2007	2008	2007

Cash Flows From Operating Activities
Net loss	(501,000)	(4,025,000)	$(2,344,000)	$(7,517,000)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	125,000	183,000	580,000	1,110,000
Allowance for doubtful accounts	(31,000)	(363,000)	(7,000)	(619,000)
Gain on sale of assets	-	146,000	(563,000)	(11,284,000)
Impairment of intangible assets related to the acquisition of AgaveOne	-	-	-	3,262,000
Stock-based compensation expense	214,000	47,000	882,000	888,000
Noncash interest expense	38,000	4,000	284,000	11,000
Increase (decrease) in cash resulting from changes in:
Accounts receivable	442,000	(23,000)	93,000	1,328,000
Inventories	20,000	631,000	(206,000)	572,000
Prepaid expenses and other assets	18,000	277,000	(46,000)	59,000
Accounts payable	(295,000)	117,000	(1,756,000)	(1,304,000)
Accrued expenses and other current liabilities	940,000	40,000	595,000	(430,000)
Warranty liability	(143,000)	305,000	(143,000)	293,000
Deferred rent	(36,000)	3,000	(36,000)	3,000
Deferred revenue	647,000	731,000	2,173,000	1,985,000
Net cash used in operating activities	1,438,000	(1,927,000)	(494,000)	(11,643,000)

Cash Flows From Investing Activities
Additional costs related to an acquisition	-	-	-	(109,000)
Purchases of fixed assets	(69,000)	(114,000)	(76,000)	(400,000)
Proceeds from the sale of assets	-	-	570,000	7,413,000
Net cash provided by investing activities	(69,000)	(114,000)	494,000	6,904,000

Cash Flows From Financing Activities
Proceeds from stock option and warrant exercises	-	-	-	30,000
Proceeds from warrant options purchase	-	-	1,000	-
Proceeds from the sales of stock under the employee stock purchase plan	-	-	11,000	15,000
Principal payments on capitalized lease obligations	(40,000)	(35,000)	(154,000)	(121,000)
Net increase in short-term borrowings	-	566,000	896,000	1,270,000
Net cash provided by financing activities	(40,000)	531,000	754,000	1,194,000
Net Increase (decrease) in Cash and Cash Equivalents	1,329,000	(1,510,000)	754,000	(3,545,000)
Cash and Cash Equivalents at Beginning of Period	722,000	2,807,000	1,297,000	4,842,000
Cash and Cash Equivalents at End of Period	$2,051,000	$1,297,000	$2,051,000	$1,297,000